UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

Date of Report (Date of earliest event reported): July 8, 2005

Commission File Number 0-50626

XCYTE THERAPIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	91-1707622
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1124 Columbia Street, Suite 130

Seattle, Washington 98104

(Address of principal executive offices and zip code)

(206) 262-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities

Explanatory Text

This amendment to the Current Report on Form 8-K of Xcyte Therapies, Inc. (“Xcyte”) filed July 14, 2005 is being filed solely for purposes of correcting a typographical error in the Current Report. The Current Report filed on July 14, 2005, indicates that an approved work force reduction plan was expected to be completed by “June 15, 2005”. The correct date is “July 15, 2005.”

The complete text of Item 2.05, as amended, is set forth below:

On July 5, 2005, Xcyte Therapies, Inc. (“Xcyte”) issued a press release announcing its decision to implement a plan to identify and evaluate its strategic options. In connection with such evaluation, on July 8, 2005, Xcyte’s Board of Directors approved a work force reduction plan that would result in the reduction of its work force by approximately 49%, to 34 employees. The reduction in force is expected to be completed by July 15, 2005. Xcyte currently estimates that it will record a charge in the third quarter of 2005 of approximately $554,000, consisting of severance, benefits and outplacement services. Such charge does not include any asset impairment charge that may result from Xcyte’s restructuring activities.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XCYTE THERAPIES, INC.

By:	/s/ Kathi L. Cordova
Kathi L. Cordova
Duly Authorized Officer of Registrant Senior Vice President of Finance and Treasurer

Date: July 15, 2005

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